      As filed with the Securities and Exchange Commission on March 8, 2002

                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                                IDMedical.com, Inc.
-------------------------------------------------------------------------------------------------------------------
                               (Exact name of registrant as specified in its charter)

                        Colorado                                                           84-1506325
-------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

1 Beach Drive, Unit 41, St. Petersburg, Florida                                                            33701
-------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                                 (Zip Code)


                                         IDMedical.com, Inc. 2002 Stock Plan
-------------------------------------------------------------------------------------------------------------------
                                             (Full title of the plan)


                       Robert P. Gordon, 1 Beach Drive, Unit 41, St. Petersburg, Florida 33701
-------------------------------------------------------------------------------------------------------------------
                                      (Name and address of agent for service)

                                                    (727) 822-7011
-------------------------------------------------------------------------------------------------------------------
                           (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       aggregate offering          Amount of
    to be registered         Registered (1)          Per share (2)             price (2)        registration fee (2)
--------------------------------------------------------------------------------------------------------------------

  Common Stock, $0.001          15,000,000                 $0.165             $2,475,000                 $227.70
       par value
====================================================================================================================
         TOTALS                 15,000,000                                    $2,475,000                 $227.70
====================================================================================================================

     (1) To be issued, at the sole discretion of the Registrant, directly or pursuant to options under the IDMedical.com, Inc. 2002 Stock Plan.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and
          (ii) in the case of shares of common stock which have not been issued and/or for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the bid and asked price per share of the common stock on a date within five (5) business days prior to the date of filing of this registration statement, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


         The document(s) containing the information concerning the IDMedical.com, Inc. 2002 Stock Plan, effective as of March 8, 2002 (the "Plan"), required by Item 1 of Form S-8, and the statement of availability of registrant information and other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. IDMedcial.com, Inc., a Colorado corporation (the "Company"), shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by IDMedical with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

         (a) IDMedical's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

         (b) IDMedical's Quarterly Report on Form 10-QSB for the period ended March 31, 2001;

         (c) IDMedical's Quarterly Report on Form 10-QSB for the period ended June 30, 2001;

         (d) IDMedical's Quarterly Report on Form 10-QSB for the Period ended September 30, 2001; and

         (e)      IDMedical's Current Report on Form 8-K filed February 12,
                  2002.

         All documents filed by IDMedical pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to and subsequent to the date hereof shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         The authorized capital of the Company consists of 100,000,000 shares of Common Stock, $.001 par value per share and 1,000 shares of Preferred Stock, $.001 par value per share.

         The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company and entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding-up of the affairs of the Company. Holders of Common Stock do not have preemptive, conversion or other subscription rights. There are no redemption provisions in the Company's Articles of Incorporation. Holders of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of the shareholders. All shares of Common Stock to be issued in this offering, when paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

         The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares can elect all of the directors of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities offered hereby has been passed upon by the law firm of Futro & Trauernicht LLC, attorneys and counselors at law.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation for the Company provide that the Company shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the Company against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Company. The Company has the further authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances. The Company may also maintain insurance providing such indemnification.

         The Colorado Business Corporation Act allows the Company to eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director, except for: (a) circumstances where the director breached his duty of loyalty to the Company or its Shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) a circumstance under which a director votes for or assents to an unlawful distribution; or (d) for transactions from which the director directly or indirectly derived an improper personal benefit.

         The Colorado Business Corporation Act also states that no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless: (a) the director or officer was personally involved in the situation giving rise to the litigation, or (b) the director or officer committed a criminal offense in connection with the situation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit Number             Description

                4.1 The Company's Articles of Incorporation, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to
                                    Exhibit 3.1 of the Company's Registration
                                    Statement on Form SB-2, filed October 13,
                                    2000).

                4.2 The Company's Bylaws, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form SB-2, filed October 13, 2000).

                5.3                 Opinion of Counsel, Futro & Trauernicht LLC
                                    (Filed herewith).

               10.9 IDMedical.com, Inc. 2002 Stock Plan (Filed herewith).

               23.5 Independent Auditor's Consent, Cordovano & Harvey, P.C. (Filed herewith).

               23.6 Consent of Counsel, Futro & Trauernicht LLC (Included in Exhibit 5.3).

ITEM 9. UNDERTAKINGS.

         (a) The undersigned hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by IDMedical pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of IDMedical's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of IDMedical pursuant to the foregoing provisions, or otherwise, IDMedical has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by IDMedical of expenses incurred or paid by a director, officer or controlling person of IDMedical in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, IDMedical will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, Florida on the 8th day of March 2002.


                                IDMEDICAL.COM, INC.


                                By: /s/ Robert P. Gordon
                                    --------------------------------------------
                                    Robert P. Gordon, Chairman, Chief Executive
                                    Officer, Treasurer, principal financial and
                                    accounting officer and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                                By: /s/ Robert P. Gordon
                                    --------------------------------------------
                                    Robert P. Gordon, Chairman, Chief Executive
                                    Officer, principal financial and accounting
                                    officer and Director

                                Dated: March 8, 2002

                                By: /s/ James Robbins
                                    --------------------------------------------
                                    James Robbins, President, Secretary and
                                    Director

                                Dated: March 8, 2002

                                By: /s/ Robert L. Evans
                                    --------------------------------------------
                                     Joseph R. King, Director

                                Dated: March 8, 2002

                                By: /s/ Joseph R. King
                                    --------------------------------------------
                                     Joseph R. King, Director

                                Dated: March 8, 2002

                                By: /s/ Garrett J. Girvan
                                    --------------------------------------------
                                     Garrett J. Girvan, Director

                                Dated: March 8, 2002

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

   4.1 The Company's Articles of Incorporation, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.1 of the Company's Registration
                         Statement on Form SB-2, filed October 13, 2000).

   4.2 The Company's Bylaws, as currently in effect, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit
                         3.2 of the Company's Registration Statement on Form
                         SB-2, filed October 13, 2000).

   5.3 Opinion of Counsel, Futro & Trauernicht LLC (Filed herewith).

   10.9                  IDMedical.com, Inc. 2002 Stock Plan (Filed herewith).

   23.5                  Independent Auditor's Consent, Cordovano & Harvey, P.C.
                         (Filed herewith).

   23.6 Consent of Counsel, Futro & Trauernicht LLC (Included in Exhibit 5.3).